EXHIBIT 99.1

PennantPark Investment Corporation Announces Monthly Distribution of $0.08 per Share

MIAMI, Feb. 03, 2026 (GLOBE NEWSWIRE) -- PennantPark Investment Corporation (the "Company") (NYSE: PNNT) declares its monthly distribution for February 2026 of $0.08 per share, payable on March 2, 2026 to stockholders of record as of February 17, 2026. The distribution is expected to be paid from taxable net investment income. The final specific tax characteristics of the distribution will be reported to stockholders on Form 1099 after the end of the calendar year and in the Company's periodic report filed with the Securities and Exchange Commission.

ABOUT PENNANTPARK INVESTMENT CORPORATION

PennantPark Investment Corporation is a business development company which primarily invests in U.S. middle-market private companies in the form of first lien secured debt, second lien secured debt, subordinated debt and equity investments. PennantPark Investment Corporation is managed by PennantPark Investment Advisers, LLC.

ABOUT PENNANTPARK INVESTMENT ADVISERS, LLC

PennantPark Investment Advisers, LLC, a leading middle market credit platform, and its affiliates, manage approximately $10 billion of investable capital, including available leverage. Since its inception in 2007, PennantPark Investment Advisers, LLC has provided investors access to middle market credit by offering private equity firms and their portfolio companies as well as other middle-market borrowers a comprehensive range of creative and flexible financing solutions. PennantPark Investment Advisers, LLC is headquartered in Miami and has offices in New York, Chicago, Houston, Los Angeles, Amsterdam, and Zurich. For more information about PennantPark and affiliates, please go to our website at www.pennantpark.com.

FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act and Section 21E(b)(2)(B) of the Exchange Act the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports PennantPark Investment Corporation files under the Exchange Act. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. PennantPark Investment Corporation undertakes no duty to update any forward-looking statement made herein. You should not place undue influence on such forward-looking statements as such statements speak only as of the date on which they are made.

CONTACT:
Richard T. Allorto, Jr.
PennantPark Investment Corporation
(212) 905-1000
www.pennantpark.com